UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 29, 2005

TANKLESS SYSTEMS WORLDWIDE, INC.

 (fka) ELUTION TECHNOLOGIES, INC.

(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA	000-27549	88-0362112
(STATE OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

7650 East Evans Road, Suite C

Scottsdale, Arizona 85260

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(480) 609-7575

(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July 29, 2005, the Registrant sent to the Securities and Exchange Commission its Form D, Rule 506 Notice regarding its Nine Hundred Thirty Five Thousand Dollar ($935,000.00) private placement financing to accredited investors.  The investor receives One (1) share of the restricted stock of the Registrant for each Fifty Five Cents ($0.55) invested.  As of August 19, 2005, the amount of shares sold and paid for was five hundred sixty five thousand (565,000) shares for the sum of Three Hundred Thousand Seven Hundred Fifty Dollars ($310,750.00).  The Registrant has terminated the financing and will sell no more shares pursuant to this private placement.

The Registrant intends to use this Three Hundred Thousand Seven Hundred Fifty Dollars ($310,750.00) financing, after expenses and commissions, for working capital and to purchase inventory, to lease production facilities and acquire assembly equipment and related fixtures, to acquire information technology systems and hardware, and to proceed with the marketing, manufacturing and sale of a new line of products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANKLESS SYSTEMS WORLDWIDE, INC.

By:        /s/ Thomas Kreitzer

Thomas Kreitzer, Chief Executive Officer

Dated:  August 19, 2005